Exhibit 10.16

PROPERTY CATASTROPHE QUOTA SHARE RETROCESSION AGREEMENT
(the “Agreement”)
between
ARCH REINSURANCE LTD.
a Bermuda-domiciled insurance company
(the “Company”)
and
WATFORD RE LTD.
a Bermuda-domiciled insurance company
(the “Retrocessionaire”)
W I T N E S S E T H:
WHEREAS, the Company desires to cede, and Retrocessionaire desires to accept, a quota share participation in certain reinsurance contracts written by the Company subject to the terms and conditions contained in this Agreement;
NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein, the parties, intending to be bound in contract, hereby agree as follows:
ARTICLE 1
BUSINESS COVERED
This Agreement is to indemnify and hold the Company harmless in respect of the Ceded Percentage of the Company’s gross liability that may accrue to the Company in respect of its participations in Underlying Contracts written by the Company incepting on or after the Effective Date and prior to the Termination Date.
ARTICLE 2
ORIGINAL CONDITIONS
All reinsurance under this Agreement shall attach simultaneously with the attachment of the Ceded Contract and shall be subject to the same rates, terms, conditions, waivers, and interpretations, and to the same modifications, cancellations and alterations, as the respective Ceded Contracts. The Retrocessionaire shall in every case to which this Agreement applies and to the extent of the Ceded Percentage absolutely and unconditionally follow the underwriting fortunes of the Company in respect of the Ceded Contracts, and the Retrocessionaire shall be bound, without limitation, by all payments and settlements entered into by the Company in good faith, subject always to the terms, conditions and limitations of this Agreement. There are no exclusions to the cover granted by this Agreement.

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ARTICLE 3
TERRITORY
The territorial limits of this Agreement shall be identical with those of the Ceded Contracts.
ARTICLE 4
TERM AND TERMINATION
This Agreement shall take effect at the Effective Date.
Unless terminated pursuant to Article 5, this Agreement shall remain continuously in force until terminated by either mutual agreement or at any anniversary date of the Effective Date on or after the second anniversary date by either party giving at least twelve months’ written notice to the other prior to such anniversary date.
Upon termination for any reason, the Retrocessionaire shall remain liable for: (i) all losses under all Ceded Contracts arising from events that occurred prior to the Termination Date; and (ii) all losses under all Ceded Contracts in force on the Termination Date arising from events that occur after the Termination Date per the terms and conditions of the Ceded Contracts as in force through the next termination, expiration or renewal thereof (whichever occurs first); provided, however, that the Company shall have the right, by giving the Retrocessionaire prior written notice, to relieve the Retrocessionaire of liability for losses occurring subsequent to the Termination Date, in which case the Retrocessionaire shall return the unearned portion, if any, of any premium paid hereunder.
ARTICLE 5
SPECIAL TERMINATIONS

This Agreement shall terminate automatically upon termination of the Services Agreement.
The Company may terminate this Agreement at any time by providing 30 days’ prior written notice to Retrocessionaire upon the happening of any one of the following circumstances:
1.A legal authority orders the Retrocessionaire to cease writing business;
2.The Retrocessionaire has voluntarily ceased assuming new and renewal reinsurance business;
3.The Retrocessionaire has become insolvent or has been placed into liquidation or receivership (whether voluntary or involuntary), or there has been instituted against it proceedings for the appointment of a receiver, liquidator, rehabilitator, conservator, or trustee in bankruptcy, or other agent known by whatever name, to take possession of its assets or control of its operations;

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4.The Retrocessionaire’s policyholders’ surplus, as reported in the financial statements of the Retrocessionaire has been reduced by whichever is greater, either 25% of the amount of surplus at the Effective Date or 25% of the amount at the latest anniversary of the Effective Date;
5.The Retrocessionaire has merged with, been acquired by or becomes controlled by any company, corporation, or individual(s) not controlling the Retrocessionaire’s operations previously; or
6.The Retrocessionaire’s A.M. Best Financial Strength Rating has been assigned or downgraded below B+.
ARTICLE 6
LOSS AND LOSS ADJUSTMENT EXPENSE
The Retrocessionaire shall assume, be liable for and pay to or on behalf of the Company, the Ceded Percentage of all Loss and Loss Adjustment Expenses incurred in connection with the Ceded Contracts, including, but not limited to, judgments (including interest thereon), settlements and compromises in connection therewith. As respects United States dollars and Euros, Losses and Loss Adjustment Expenses as respects any Ceded Contract shall be paid in the original currency in which the Company incurred such Loss or Loss Adjustment Expenses. As respects other currencies, the Loss and Loss Adjustment Expenses as respect any Ceded Contract shall be paid in United States Dollars or other original currency per Article 15. The Retrocessionaire shall also be liable for the Ceded Percentage of Extra Contractual Obligations as set forth in Article 14.
The Company in its full discretion shall investigate, defend, and resolve claims or proceedings relating to the Ceded Contracts. Without prejudice to the foregoing and to the Original Conditions Article of this Agreement, while the Retrocessionaire does not undertake to investigate or defend claims or proceedings, it shall nevertheless have the right and be given the opportunity, at its request and with the full cooperation of the Company, to appoint representatives at its own expense and to become associated with the Company and the Company’s representatives in the investigation or control of any claims or proceedings involving this Agreement.
ARTICLE 7
DEFINITIONS
“Acquisition Expenses” means (i) commissions, fees and other expenses directly allocable to the issuance of Ceded Contracts and owed by the Company to third-party agents, brokers, producers or other intermediaries, (ii) underlying ceding commissions, if any, in respect of Ceded Contracts, and (iii) premium taxes, United States Federal excise taxes (including any cascading) and other similar taxes payable by the Company with respect to Ceded Contracts.
“ARE/Watford Retrocession” means the Quota Share Retrocession Agreement of even date herewith between Arch Reinsurance Europe Underwriting Limited, as retrocedent, and the Retrocessionaire, as retrocessionaire.

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“ARL/Watford Retrocession” means the Quota Share Retrocession Agreement of even date herewith between the Company, as retrocedent, and the Retrocessionaire, as retrocessionaire.
“Ceded Contracts” means Underlying Contracts ceded to the Retrocessionaire hereunder as set forth in Article 1.
“Ceded Percentage” means 10% or such other amount as may be agreed in writing by the parties.
“Earned Gross Premiums” means gross premiums earned on all Ceded Contracts (without deduction of Acquisition Expenses), less return premiums.
“Effective Date” means 12:01 A.M. on April 1, 2014.
“Extra Contractual Obligations” means:
(i)any settlement, judgment or award against the Company in respect of indemnity of an Underlying Cedent or in favor of any other claimant for liability that is not within the terms or conditions of any contract of insurance or reinsurance issued by the Underlying Cedent (including in excess of limits of liability under such contract), and
(ii)any liability arising out of or in connection with any Ceded Contract whether in relation to claims handling or otherwise (including, without limitation, any settlement, judgment or award against the Company) for any amount that is not within the terms or conditions of the Ceded Contract (including in excess of limits of liability of such Ceded Contract) in favor of an Underlying Cedent or in favor of any other claimant in connection with a Ceded Contract; and
(iii)without limiting the foregoing, includes any liability imposed on the Company to the Underlying Cedent or any other claimant as a result of a judgment or settlement or arbitration award, or otherwise, where such liability has arisen because of the failure of an Underlying Cedent or the Company to agree to pay a claim within the policy limits or limits of a Ceded Contract or to provide a defense against such claims as required by law, or bad faith or negligence by the Company or an Underlying Cedent in investigating or handling a claim or in rejecting an offer of settlement.
“Loss” means losses (including, without limitation, losses and loss adjustment expense) incurred by the Underlying Cedent) paid or payable, and ex gratia payments, by the Company pursuant to or in respect of the Ceded Contracts.
“Loss Adjustment Expense(s)” means all costs and expenses incurred by the Company allocable to an occurrence or claim under or in connection with a Ceded Contract (including, without limitation, in relation to any dispute, arbitration or litigation with any Underlying Cedent) in the collateralization, investigation, adjustment, settlement, litigation, defense, or appeal thereof, which shall include without limitation (a) outside retained adjusters’ fees; (b) attorneys’, experts’ and consultants’ fees in connection with coverage investigation or analysis and/or actual, anticipated or threatened actions, suits, or proceedings, whether declaratory, coercive or otherwise; (c) costs taxed in any claim, suit or proceeding; (d) pre-judgment interest; (e) interest accruing after entry of judgment; (f) expenses incurred in unsuccessfully pursuing salvage, subrogation, contribution or indemnity; (g) any out-of-pocket costs paid by the Company with respect to any Extra Contractual Obligations, except for any extra contractual expenses excluded pursuant to the last paragraph of Article 14; and (h) costs and fees for letters of credit

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and/or trustees/trust accounts required to secure the Company’s obligations to pay Losses. “Loss Adjustment Expenses” shall not include (i) unallocated loss adjustment expenses; (ii) overhead and office expenses of the Company; or (iii) salaries, benefits or expenses of the Company’s employees.
“Services Agreement” means the agreement among the Retrocessionaire, Arch Underwriters Ltd. and, solely for the limited purposes set forth therein, Highbridge Principal Strategies, LLC, dated as of March 24, 2014.
“Termination Date” means the effective date and time of termination of this Agreement pursuant to Article 4 and/or 5.
“Underlying Cedent” means the counterparty(ies) to any Ceded Contract.
“Underlying Contract” means a property catastrophe excess of loss (including aggregate excess of loss) reinsurance or retrocession agreement entered into by the Company as reinsurer or retrocessionaire thereunder.
“Watford/ARL Loss Obligations” means the Company’s share under the Watford/ARL Retrocession of: (i) Loss, Loss Adjustment Expenses and Extra Contractual Obligations paid by the Retrocessionaire, but not recovered from the Company; plus (ii) Retrocessionaire’s reserves for Loss, Loss Adjustment Expenses and Extra Contractual Obligations reported and outstanding; plus (iii) Retrocessionaire’s reserves for Loss and Loss Adjustment Expenses incurred but not reported; minus (iv) the amounts, if any, of (ii) and (iii) that are derived from premium accruals
“Watford/ARL Retrocession” means the Quota Share Retrocession Agreement of even date herewith between Retrocessionaire, as retrocedent, and the Company, as retrocessionaire.
“Watford/ARL Unearned Premium” means the Company’s share of Retrocessionaire’s reserves for unearned premium net of estimated accrued unearned premium under the Watford/ARL Retrocession.
ARTICLE 8
PREMIUM
In consideration of the acceptance by the Retrocessionaire of the applicable Ceded Percentage of the Company’s liability for the Ceded Contracts, the Retrocessionaire shall be ceded the applicable Ceded Percentage of Earned Gross Premiums by the Company. As respects United States Dollars and Euros, the premium as respects any Ceded Contract shall be paid in the original currency in which the Company received such premium. As respects other currencies, the premium as respect any Ceded Contract shall be paid in United States Dollars or other original currency per Article 15.
ARTICLE 9
CEDING COMMISSION
The Retrocessionaire shall allow and pay the Company a ceding fee equal to the [***] of the [***] of [***] and an [***] equal to [***]% of [***] on Ceded Contracts. The Retrocessionaire hereby guarantees that the Company will receive such ceding commission regardless of any events, losses

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or developments for the term of this Agreement. The Company shall allow return ceding commissions on return premiums at the same rate.
ARTICLE 10
ASSESSMENTS, ASSIGNMENTS, FINES AND PENALTIES
The Retrocessionaire hereby assumes liability for the Ceded Percentage of any and all assessments and assignments imposed as a result of the Ceded Contracts and shall reimburse the Company for its share of any fines, assessments and/or penalties imposed upon the Company as a result of the Ceded Contracts.
ARTICLE 11
OFFSET
The Company and the Retrocessionaire may offset any balance or amount due from one party to the other under this Agreement and any other agreement between the parties. However, in the event of the insolvency of any party hereto, offset shall only be allowed in accordance with the Insolvency Article included herein, or where in conflict with applicable law, such law shall govern. Such offset details shall be clearly delineated for accounting purposes.
ARTICLE 12
EPORTS AND REMITTANCES
Within 60 days of the end of each calendar quarter, the Company shall provide the Retrocessionaire with a report, segregated by underwriting year of the following in respect of the Ceded Contracts:
(a)Ceded Contracts written during the quarter;
(b)Gross written premium less cancellations and return premiums;
(c)Earned Gross Premiums and premiums received by the Company;
(d)Original acquisition expenses for Ceded Contracts;
(e)The Ceding Commission as provided hereunder;
(f)Paid Loss, Loss Adjustment Expense and Extracontractual Obligations;
(g)Outstanding loss – if any;
(h)Subrogation, salvage or other recoveries;
(i)Any applicable premium or other similar taxes (including but not limited to United States Federal Excise Tax if applicable); and
(j)The current Required Collateral Amount.

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Any balance due to the Retrocessionaire shall be remitted by the Company along with the quarterly report. For the avoidance of doubt, premiums retained by the cedents on the Ceded Contracts as funds withheld shall not be payable by the Company to the Retrocessionaire until actually received by the Company. Any balance due to the Company shall be remitted by the Retrocessionaire within 30 days of receipt of the quarterly report. Should payment due from the Retrocessionaire exceed $100,000 (or equivalent in original currency of the relevant Ceded Contract(s)) as respects any one Loss, the Retrocessionaire shall within 5 business days pay its share of such loss upon written request by the Company accompanied by supporting documentation. Any special remittance made pursuant to this provision shall be credited to the Retrocessionaire in the account in which the paid Loss appears.
If the Company is required to fund a claim or loss fund pursuant to the terms of a Ceded Contract, the Retrocessionaire shall indemnify the Company for its proportionate share of such fund.
Within 60 days following the end of each fiscal year, the Company shall furnish the Retrocessionaire with a statement showing the unearned premium, the total reserves for outstanding Losses, including Loss Adjustment Expenses, and any other information which the Retrocessionaire may require for its annual financial statements.
ARTICLE 13
DELAYS, ERRORS AND OMISSIONS
Any inadvertent error, omission or delay in complying with the terms and conditions of this Agreement shall not be held to relieve either party hereto from any liability that would attach to it hereunder if such error, omission or delay had not been made, provided such error, omission or delay is rectified immediately upon discovery.
ARTICLE 14
EXTRA CONTRACTUAL OBLIGATIONS
The Retrocessionaire shall indemnify the Company for the Ceded Percentage of any Extra Contractual Obligations.
An Extra Contractual Obligation will be deemed to have occurred on the same date as the occurrence or claim covered under the Ceded Contract and will constitute part of the original loss.
Loss Adjustment Expenses in respect of Extra Contractual Obligations will be covered hereunder in the same manner as other Loss Adjustment Expenses.
However, this Article will not apply where the loss has been incurred due to fraud (including settlements and/or an admission of fraud and/or criminal acts) of a member of the board of directors or a corporate officer of the Company acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder.

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ARTICLE 15
CURRENCY
A.All premiums, Losses, Loss Adjustment Expense and Extra Contractual Obligations hereunder shall be payable in United States Dollars, Euros or at the option of the Company in any other original currency.
B.For purposes of this Agreement, where the Company receives premiums or pays Loss, Loss Adjustment Expense or Extra Contractual Obligations in currencies other than United States Dollars, Euros or another original currency per paragraph A above, such items shall be converted into United States Dollars at the actual rates of exchange at which these items are entered in the Company’s books.
ARTICLE 16
INSOLVENCY
In the event of the insolvency of the Company, this reinsurance shall be payable directly to the Company or to its liquidator, receiver, conservator or statutory successor on the basis of the liability of the Company without diminution because of the insolvency of the Company or because the liquidator, receiver, conservator or statutory successor of the Company has failed to pay all or a portion of any claim. It is agreed, however, that the liquidator, receiver, conservator or statutory successor of the Company shall give written notice to the Retrocessionaire of the pendency of a claim against the Company indicating the policy or bond reinsured which claim would involve a possible liability on the part of the Retrocessionaire within a reasonable time after such claim is filed in the conservation or liquidation proceeding or in the receivership, and that during the pendency of such claim, the Retrocessionaire may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses that it may deem available to the Company or its liquidator, receiver, conservator or statutory successor. The expense thus incurred by the Retrocessionaire shall be chargeable, subject to the approval of the court, against the Company as part of the expense of conservation or liquidation to the extent of a pro rata share of the benefit which may accrue to the Company solely as a result of the defense undertaken by the Retrocessionaire.
In the event of the insolvency of the Company, the sums held in trust for the Retrocessionaire shall continue to be kept separate and continue to be held in trust for the benefit of the Retrocessionaire and subject to the terms of this Agreement shall continue to be beneficially owned by and payable to the Retrocessionaire.
In the event of the insolvency of the Retrocessionaire, all amounts due but not paid to the Retrocessionaire by the Company on such date under this Agreement and any other contract, regardless of the date on which they became due, and all amounts which become due to the Retrocessionaire by the Company after that date under this Agreement and any other contract may be retained by the Company and set off (to the extent permitted by applicable law) against the amounts due by the Retrocessionaire under this Agreement and any other contract, whether they were due before the insolvency or become due after. The balance only, if any, shall be payable by the Company to the Retrocessionaire at the expiry of all liability under this Agreement and any other contract between the parties

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ARTICLE 17
ACCESS TO RECORDS
The Retrocessionaire or its duly authorized representatives shall have the right to visit the offices of the Company following the giving of reasonable notice, to inspect, examine, audit, and verify any of the files relating to business reinsured under this Agreement) at all reasonable times. This right shall be exercisable during the term of this Agreement or after the expiration of this Agreement.
ARTICLE 18
ARBITRATION
A.Prior to commencing any arbitration in connection with any dispute, controversy or claim arising out of or relating to this Agreement or the breach, termination or validity thereof (a “Dispute”), the parties shall first engage in the following Steering Committee Procedures. Notwithstanding the previous sentence, in any Dispute in which a party seeks a temporary restraining order, preliminary injunction or attachment or other order in aid of arbitration pending the outcome of any Steering Committee (as defined below) meeting or arbitration procedure, such party may seek such order at any time without first following the procedures set forth in Sections (A), (B) and (C) of this Article 18.
B.Following written request of one party to the other party, the Company, on the one hand, and the Retrocessionaire, on the other hand, shall use commercially reasonable efforts promptly to form a dispute steering committee (the “Steering Committee”), which shall consist of three (3) members appointed by the Company and three (3) members appointed by the Retrocessionaire; provided, that the number of members appointed to the Steering Committee may be modified by the mutual written consent of the parties. There shall be no restrictions placed on the appointment of any member to the Steering Committee other than that any such member shall be an officer or director of the Company or the Retrocessionaire, as applicable, and have qualifications and experience reasonably necessary to negotiate regarding the subject matter of the relevant Dispute. The members of the Steering Committee shall meet as frequently as they deem necessary or appropriate to resolve any Disputes under this Agreement, which meetings shall be held promptly following the formation of the Steering Committee at a time and location reasonably agreed to by the members.
C.The Company and the Retrocessionaire shall cause their respective Steering Committee members to use commercially reasonable efforts to resolve the relevant Dispute without the commencement of arbitration. Any party shall be permitted to commence arbitration to resolve such Dispute only after the occurrence of two (2) separate meetings with all of the members of the Steering Committee, which meetings may be in person, by telephone, videoconference or any other means by which all of the participants can hear each other, or as otherwise agreed by the parties hereto (it being agreed to by the parties that if for any reason such two (2) meetings have not occurred within thirty (30) days after any party first requests in writing that such Dispute be referred to the Steering Committee, the requirements of this Section (C) of Article 17 shall be deemed to have been met).
D.Provided that Sections (A), (B) and (C) of this Article 18 have been complied with, any dispute or claim arising out of or relating to this Agreement, including its formation and validity, shall be referred to arbitration. Arbitration shall be initiated by the delivery, by mail, facsimile, email or other reliable means, of a written demand for arbitration by one party to the other. The arbitration shall be held in Hamilton, Bermuda or such other place as the parties may mutually agree. Arbitration shall be conducted before a three-person Arbitration Panel selected by mutual agreement of

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the Parties or, failing such agreement, pursuant to the ARIAS•U.S. Umpire Selection Procedure. The arbitrators and Umpire shall be either present or former executive officers of insurance or reinsurance companies or arbitrators certified by ARIAS•U.S. The arbitrators and Umpire shall not be under the control of either party, and shall have no financial interest in the outcome of the arbitration. The arbitrators and Umpire shall not be obligated to follow the strict rules of evidence. The decision of a majority of the Arbitration Panel shall be final and binding to the fullest extent permitted by law. The Arbitration Panel shall render its award in writing. Judgment upon the award may be entered in any court having jurisdiction. Unless the Arbitration Panel orders otherwise, each party shall pay an equal share of the fees and expenses of the arbitrators and of the other expenses of the arbitration.
ARTICLE 19
COLLATERAL
A.The Retrocessionaire shall fund the sum of (a) [***] and (b) [***]% of the amount of [***] to the [***] hereunder (such sum being the “Required Collateral Amount”). “Modeled Collateral Amount” means the [***] hereunder determined on an [***] at the [***] as [***] by the [***] for [***] using the [***] then used in the [***] less the [***] of [***] that would be [***] the [***] the [***] of the [***]. Such determination shall include all in-force exposure from such Ceded Contracts. For the avoidance of doubt, the Retrocessionaire acknowledges that actual ceded Loss may exceed the PML. The Company shall be free to modify its PML methodology in its sole discretion; provided, however, that such modified PML methodology becomes that generally used in the Company’s internal reporting.
The Required Collateral Amount shall be funded through one or more of the following methods:
1.Letter of Credit: Not less than [***] of the Required Collateral Amount shall be secured by one or more letters of credit provided by and paid for by the Retrocessionaire with terms reasonably acceptable to the Company including, but not limited to the following:
(i)clean, irrevocable and evergreen, with an initial term of not less than one (1) year;
(ii)issued by a bank approved by the Company, such approval not to be unreasonably delayed or withheld;
(iii)permitting draws solely by the Company upon demand; and
(iv)at least thirty days’ notice of expiration or non-renewal to be provided to the Company.
2.Reinsurance Trust Account: The balance, if any, of the Required Collateral Amount shall be secured by funds deposited pursuant to a trust agreement in form and substance, and with a third party trustee, in each case satisfactory to the Company in its sole discretion that meets the requirements of any applicable law, regulation, or regulatory authority, which shall be invested in accordance with the Investment Guidelines attached hereto as Exhibit A.
In the event that the Retrocessionaire at any time fails to meet its security obligations as set forth in this Article, without prejudice to the Company’s right to enforce the Collateral provisions herein, the Company shall be entitled to elect some or all of the following options at any time:

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a.	to hold back, as funds withheld, any amounts otherwise due to the Retrocessionaire under this Agreement or any other agreement between the Company and the Retrocessionaire;

b.	to reduce or cancel cessions of any new or renewal Underlying Contracts;

c.
to reduce the Ceded Percentage for in-force Ceded Contracts on a contract-by-contract basis as respects future occurrences (for “occurrence,” “accident” or similar coverages) or claims (for claims made, occurrences reported or similar coverages) until the Required Collateral Amount does not exceed the amount of collateral provided or until the Ceded Percentage for such Ceded Contracts is reduced to zero; in case of such reduction of the Ceded Percentage, the Company shall recapture a commensurate amount of the corresponding unearned premium reserve included in the Retrocessionaire’s Obligations, and the Company shall assume the portion of future losses, if any, which otherwise would have been ceded in respect thereof, and the Company may draw upon the collateral to effect such recapture of the unearned premium reserve; and/or

d.
instruct Retrocessionaire to liquidate, either immediately or over time (as determined by the Company in its discretion) certain (selected by the Company in its discretion) or all of the assets in the trust account and reinvest the proceeds in accordance with the Investment Guidelines attached hereto as Exhibit B.

B.The term “Obligations” shall mean the Retrocessionaire’s Ceded Percentage in respect of Ceded Contracts of: (i) Losses, Loss Adjustment Expenses and Extra Contractual Obligations paid by the Company, but not recovered from the Retrocessionaire; plus (ii) reserves for Losses, Loss Adjustment Expenses and Extra Contractual Obligations reported and outstanding; plus (iii) reserves for Losses and Loss Adjustment Expenses incurred but not reported; plus (iv) unearned premium; minus (v) the amounts, if any, of (ii), (iii) and (iv) that are derived from premium accruals.
C.No later than the second business day of each calendar week (“Report Date”), the Retrocessionaire shall furnish to the Company a report listing (a) the outstanding amount of all Letters of Credit securing the Required Collateral Amount, and (b) the fair market value of all assets securing the Required Collateral Amount in the trust account as of the close of business on the last business day of the preceding calendar week. If the total of the Letter(s) of Credit amount and the trust account balance at any Report Date is less than [***]% of the Required Collateral Amount, the Retrocessionaire shall increase the Letter(s) of Credit amount consistent with paragraph A.1 above and/or deposit additional funds or assets in the reinsurance trust consistent with paragraph A.2 above no later than the close of business on the last business day of the week of such Report Date to bring the total up to no less than [***]% of the Required Collateral Amount. If the total of the Letter(s) of Credit amount and the trust account balance shown at the first Report Date in any calendar month is less than [***]% of the Required Collateral Amount, the Retrocessionaire shall increase the Letter(s) of Credit amount consistent with paragraph A.1 above and/or deposit additional funds or assets in the reinsurance trust consistent with paragraph A.2 above no later than the close of business on the last business day of the week of such Report Date to bring the total up to no less than [***]% of the Required Security Amount.
D.At quarterly intervals, or more frequently as agreed, the Company shall prepare a specific statement of the Obligations and the Modeled Collateral Amount, for the sole purpose of amending the Letter of Credit or adjusting the trust account, in the following manner:
(i)If the statement shows that the Required Collateral Amount exceeds the total of the Letter(s) of Credit amount and the trust account balance as of the statement date, the

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Retrocessionaire shall, within thirty (30) days after receipt of notice of such excess, secure delivery to the Company of an amendment to the Letter of Credit increasing the amount of credit consistent with paragraph A.1 above and/or by depositing additional funds or assets consistent with paragraph A.2 above in the trust account in the amount of such difference.
(ii)If, however, the statement shows that 105% of the Required Collateral Amount is less than the total of the Letter(s) of Credit amount and the trust account balance as of the statement date, the Company shall, within thirty (30) days after receipt of written request from the Retrocessionaire, release such excess credit by agreeing to secure an amendment to the Letter of Credit reducing the amount of credit available and/or withdrawing from the trust account and returning to the Retrocessionaire funds or assets in the amount of such excess credit.
E.Notwithstanding any other provision in this Agreement, any Letter(s) of Credit may be drawn upon and/or assets in any reinsurance trust account may be withdrawn by the Company (including any liquidator, rehabilitator, receiver, conservator, or other successor of the Company by operation of law) at any time: (i) to reimburse the Company for the Retrocessionaire’s share of returned premiums upon cancellation of a Ceded Contract; (ii) to pay any other amount the Company claims is due under this Agreement; or (iii) in the event that the Company receives notices of nonrenewal of any Letter of Credit or termination of any trust agreement without a replacement Letter of Credit or trust account having been established.
F.Prior to depositing any assets into a reinsurance trust account, the Retrocessionaire shall execute assignments or endorsements in blank, or transfer legal title of such assets to the trustee, so that the Company, or the trustee upon the Company’s direction, may negotiate any such assets in accordance with the requirements set forth in the applicable trust agreement governing the reinsurance trust account in which such assets are held. Notwithstanding the composition of any assets in any trust account all settlements of account between the Company and the Retrocessionaire shall be in cash or its equivalent.
G.The Company may, at its discretion, require payment of any sum in default instead of resorting to any security held, and it shall be no defense to any such claim that the Company might have had recourse to any such security.
H.Notwithstanding any other provision of this Agreement, the Company and the Retrocessionaire agree that the collateral requirements under this Agreement, the ARL/Watford Retrocession and the ARE/Watford Retrocession shall be aggregated and that the Watford/ARL Unearned Premium and Watford/ARL Loss Obligations shall be netted therefrom (but not less than zero).  By way of illustration, if the Required Collateral Amount which Retrocessionaire is required to collateralize under this Agreement is $[***], the Required Security Amount which Retrocessionaire is required to collateralize under the ARL/Watford Retrocession is $[***], the Required Security Amount which Retrocessionaire is required to collateralize under the ARE/Watford Retrocession is $[***], and the Watford/ARL Unearned Premium and Watford/ARL Loss Obligations total $[***], then the aggregate requirement for collateral under this Agreement, the ARL/Watford Retrocession and the ARE/Watford Retrocession combined shall be $[***].

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ARTICLE 20
NOTICES
All Notices and Proceedings Notices shall be given in writing and given to the parties at the following addresses:
If to the Retrocessionaire:
WATFORD RE LTD.
P.O. Box HM 2069
Hamilton HM HX
Bermuda
Attention: CEO
Telephone No.: (441) 278-3450

with a copy to:
Clifford Chance US LLP
31 West 52nd Street
New York, New York 10019
Attention: Gary D. Boss
Telecopier No.: (212) 878-8375
Telephone No.: (212) 878-8063
If to the Company:
Arch Reinsurance Ltd.
Waterloo House, 1st Floor
100 Pitts Bay Road
Pembroke HM 08
Bermuda
Attn: CEO
(441) 278-9200
(441) 296-1518 - fax
with a copy to:
Cahill Gordon & Reindel LLP
80 Pine Street
New York, New York 10005
Attention: John Schuster
Telecopier No. (212) 269-5420
Telephone No.: (212) 701-3323

Notices may be delivered by hand, by overnight courier, or email.
Unless shown to have been received earlier, any Notice so delivered shall be deemed to have been delivered:

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if delivered by hand or by overnight courier, when delivered, if delivered during business hours on any business day or, if delivered outside such business hours, at the commencement of business hours on the next following business day; or
if delivered by email, at the time of transmission, if transmitted during business hours on any business day or, if transmitted outside such business hours, at the commencement of business hours on the next following business day.
Any party may, by Notice to any other party, change the name, address or other details to which Notices and/or Proceedings Notices may be given pursuant to this Agreement.
ARTICLE 21
JURISDICTION
The only suits, actions, or proceedings relating to a dispute permitted to be brought in a judicial forum are those (i) to compel arbitration, (ii) for temporary injunctive relief in aid of arbitration or to preserve the status quo pending the appointment of the arbitrator(s), (iii) to enforce or vacate an arbitral award, or (iv) to obtain relief in connection with arbitration. Any such proceeding shall be brought exclusively in any court of competent jurisdiction in Bermuda, and the parties shall comply with all the requirements necessary to give such court such exclusive jurisdiction, except that any judgment confirming a final arbitral award hereunder may be entered and enforced in any court having jurisdiction over any party or any of its assets. Service of process may be made upon either party by written notice at its office in Bermuda. In any suit instituted by one party against the other under this Agreement, the parties shall abide by the final decision of such court or any appellate court in the event of an appeal.
ARTICLE 22
[reserved]
ARTICLE 23
GOVERNING LAW
This Agreement and any dispute, controversy or claim arising out of or relating to this Agreement shall be governed and construed in accordance with the internal laws of the State of New York. This Article shall not operate to exclude any obligation otherwise provided by this Agreement, including Article 18.
ARTICLE 24
THIRD PARTY RIGHTS
This Agreement is solely between the Company and the Retrocessionaire, and in no instance shall any insured, claimant or other third party have any rights under this Agreement except as may be expressly provided otherwise herein.

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ARTICLE 25
AMENDMENTS
Any change or modification to this Agreement will be made by written amendment to this Agreement and signed by the Company and the Retrocessionaire.
ARTICLE 26
CONFIDENTIALITY
The Retrocessionaire hereby acknowledges that the documents, information and data provided to it by the Company, whether directly or through an authorized agent, in connection with the placement and execution of this agreement (“Confidential Information”) are proprietary and confidential to the Company. Confidential Information will not include documents, information or data that the Retrocessionaire can show:
1.are publicly known or have become publicly known through no unauthorized act of the Retrocessionaire;
2.have been rightfully received from a third person without obligation of confidentiality; or
3.were known by the Retrocessionaire prior to the placement of this Agreement without an obligation of confidentiality.
Absent the written consent of the Company, the Retrocessionaire will not disclose any Confidential Information to any third parties, except:
1.when required by retrocessionaires subject to the business ceded to this Agreement;
2.when required by regulators performing an audit of the Retrocessionaire’s records and/or financial condition;
3.when required by external auditors performing an audit of the Retrocessionaire’s records in the normal course of business; or
4.when required by legal counsel and/or arbitrators in connection with an actual or potential arbitration hereunder.
Further, the Retrocessionaire agrees not to use any Confidential Information for any purpose not related to the performance of their obligations or enforcement of their rights under this Agreement.
In the event that the Retrocessionaire is required by court order, other legal process or any regulatory authority to release or disclose any or all of the Confidential Information, the Retrocessionaire agrees to provide the Company with written notice of same at least 10 days prior to such release or disclosure. However, (1) if the Retrocessionaire is required to release or disclose the Confidential Information in less than 10 days, the Retrocessionaire will provide the Company with

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immediate written notice; and (2) if disclosure is required on the date of receipt of the subpoena, the Retrocessionaire will give the Company notice within 24 hours of disclosing the information. The Retrocessionaire will use its best efforts to assist the Company in maintaining the confidentiality provided for in this Article.
The provisions of this Article will extend to the officers, directors, shareholders and employees of the Retrocessionaire and any affiliated insurers or reinsurers within its immediate holding company group, and will be binding upon their successors and assigns.
ARTICLE 27
LATE PAYMENTS
In the event any payment due either party is not received by the other party by the payment due date, the party to whom payment is due may, require the debtor party to pay, and the debtor party agrees to pay, an interest penalty on the amount past due calculated for each such payment on the last business day of each month as follows:
1.a.    The number of full days that have expired since the overdue date or the last monthly calculation, whichever the lesser; times
b.1/365th of the sum of the six-month United States Treasury Bill rate as quoted in The Wall Street Journal on the first business day of the month for which the calculation is made, plus the applicable Interest Rate Increase (as established in subparagraph (2) below), times
c.The amount past due, including accrued interest.
2.The “Interest Rate Increase” shall be defined as follows:
a.If payment is made 30 days or less after the overdue date, 2.0% per annum.
b.If payment is made more than 30 days after the overdue date, 4.0% per annum.
Interest shall accumulate until payment of the original amount due plus interest penalties have been received by the creditor party.
The due date shall, for purposes of this Article, be determined as follows:
1.Payments from the Retrocessionaire to the Company shall be due on the date on which the demand for payment (including delivery of quarterly reports) is received by the Retrocessionaire, and shall be overdue 30 days thereafter.
2.Payments from the Company to the Retrocessionaire shall be due on the dates specified within this Agreement. Payments shall be overdue 30 days thereafter except for the first installment of premium, if applicable, which shall be overdue 60 days from inception or 30 days from final line-signing, whichever the later. Reinstatement

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premium, if applicable, shall have as a due date the date when the Company receives payment for the claim giving rise to such reinstatement premium, and payment shall be overdue 30 days thereafter. In the event a due date is not specifically stated for a given payment, the overdue date shall be 30 days following the date of billing.
If the information contained in the Company’s demand for payment is insufficient or not in accordance with the conditions of this Agreement, then within 30 days the Retrocessionaire shall request from the Company all additional information necessary to validate its claim and the payment due date as defined in paragraph B shall be deemed to be the date upon which the Retrocessionaire received the requested additional information. This paragraph is only for the purpose of establishing when a payment is overdue, and shall not alter the provisions of the Reports and Remittances Article or other pertinent contractual stipulations.
Should the Retrocessionaire dispute a claim presented by the Company and the timeframes set out in paragraph B be exceeded, interest as stipulated in paragraph A shall be payable for the entire overdue period, but only for the amount of the final settlement with the Retrocessionaire.
In the event arbitration is necessary to settle a dispute, the panel shall have the authority to make a determination awarding interest to the prevailing party. Interest, if any, awarded by the panel shall supersede the interest amounts outlined herein.
Any interest owed pursuant to this Article may be waived by the party to which it is owed. Waiver of such interest, however, shall not affect the waiving party’s rights to other interest amounts due as a result of this Article.
ARTICLE 28
ENTIRE AGREEMENT
This Agreement (and any Letter of Credit provided by the Retrocessionaire to the Company or Reinsurance Trust Agreement in accordance with Article 19 of this Agreement) and the Services Agreement constitute the entire agreement between the parties in connection with the retrocession of the Ceded Contracts.
In the event of any conflict between the provisions of this Agreement and the provisions of any other document referred to in it, the provisions of this Agreement shall prevail.
ARTICLE 29
DUTY OF COOPERATION
Each party hereto shall cooperate fully with the other in all reasonable respects in order to accomplish the objectives of this Agreement, including making available to each other their respective officers and employees and agents for interviews and meeting with Governmental Authority (as defined in the Services Agreement), and furnishing any additional assistance, information and documents as may be reasonably requested by a party from time to time. The duty of cooperation shall apply, but not be limited, to regulatory matters and to litigation matters involving third parties.

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ARTICLE 30
REMEDIES AND WAIVERS
No action taken by any party hereto in exercising its rights under this Agreement shall in any way be construed as a waiver by such party of any rights or remedies available to it.
The single or partial exercise of any right, power or remedy provided by law or under this Agreement shall not preclude any other or further exercise of it or the exercise of any other right, power or remedy.
A waiver (which may be given subject to conditions) of any right, power or remedy provided under this Agreement or by law shall only be effective if it is in writing. Any waiver shall apply only to the party to whom it is addressed and for the specific circumstances for which it is given. Any waiver shall not prevent the party who has given the waiver from subsequently relying on the right, power or remedy in other circumstances.
In the event of a waiver of any provision of this Agreement, such waiver shall not be deemed a waiver of any other provision herein, nor shall waiver of any breach of this Agreement be construed as a continuing waiver of subsequent breaches of the same or of other provisions of this Agreement.
The rights, powers and remedies provided in this Agreement are cumulative and not exclusive of any rights, powers and remedies provided by law.
ARTICLE 31
ASSIGNMENT
Neither this Agreement, nor any rights, interests or obligations hereunder, may be directly or indirectly assigned, delegated, sublicensed or transferred by any party, in whole or in part, to any other person by operation of law or otherwise, whether voluntarily or involuntarily, without the prior written consent of the other party.
ARTICLE 32
UTMOST GOOD FAITH; AMOUNTS TO BE PAID
The relationship of the parties with respect to the matters covered by this Agreement shall be in accordance with the principles of utmost good faith and fair dealing.
Nothing in this Agreement shall be construed to mean that amounts to be paid by the Retrocessionaire under this Agreement are not payable until the ultimate net liability of the Retrocessionaire has been ascertained.

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ARTICLE 33
SURVIVAL
The provisions of Articles 1 through 4 and 6 through 32 hereof shall survive the termination of this Agreement.

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IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized representative(s) this 25th day of March, in the year of 2014.

ARCH REINSURANCE LTD.

/s/ Nicolas Papadopoulo
IN WITNESS WHEREOF, the Retrocessionaire has caused this Agreement to be executed by its duly authorized representative(s) this 25th day of March, in the year of 2014.

WATFORD RE LTD.

/s/ John Rathgeber

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[Signature Page]

Exhibit A
Investment Guidelines for Collateral Trust Account
Permitted Investments: The funds held in the applicable reinsurance trust account pursuant to this Agreement (the “Portfolio”) may only be invested in US Dollar denominated securities, in the following investments:

(i)	Liquid High Yield Corporate Securities (including Rule 144a);

(ii)	Liquid Syndicated Leveraged Loans;

(iii)	Sovereign, Supranational and Development Bank securities;

(iv)	Investment Grade Corporate securities (including Rule 144a);

(v)	Residential and Commercial Mortgage-Backed securities rated BB/Baa2 or better;

(vi)	Asset-backed securities rated BBB-/Baa3 or better;

(vii)	US and G7 Government and Agency guaranteed securities

(viii)	Cash & Equivalents rated A1/P1, AAA or equivalent, including Money Market funds, Agency Discount Notes, Commercial paper, CDs, Time Deposits, Banker’s Acceptances;

(ix)	Liquid Corporate Debt Instruments

Asset Allocation: The following single issuer limits shall apply on a market value basis, with exception of Money-Market funds and US Government guaranteed securities, which may be held without limit:

(i)	Maximum of 10% per issuer in securities issued by Sovereigns, Supranationals and Development Banks;

(ii)	Maximum of 5% per issuer in securities rated Investment Grade;

(iii)
Maximum of 3% per issuer in securities rated below Investment Grade, provided that for the first 12 months the maximum limit per-issuer shall be $1MM, subject to the aggregate amount of such securities or other assets that are in excess of 3% not exceeding 20% of the then-current Portfolio balance.

Credit Quality Criteria: At purchase, securities must have a credit rating equal to B-/B3 or higher in the long-term or short-term investment rating agency category, preferably by at least two of the Major Rating Agencies. “Major Rating Agencies” is defined as S&P, Moody’s and Fitch. If only two agencies rate the security and these are split, then the lower rating shall be used to determine whether the security is eligible. If only one of the Major Rating Agencies rate a security, that rating shall govern as long as it meets the minimum Portfolio rating requirement of B-/B3. The minimum value-weighted rating of the Trust Portfolio will be not lower than Single-B.

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A-1-

Prohibited Transactions: The following transactions are explicitly prohibited:

(i)	Any securities (including loans) subject to US Withholding Tax issued on or before 18 July, 1984;

(ii)	Securities (including loans) issued by Property and Casualty (Re) Insurance Companies, including CAT Bonds or Event-linked bonds;

(iii)	Mortgage Derivatives, including Interest-Only Strips (IOs) and Principal-Only Strips (POs), inverse IOs, inverse Floating Rate Notes, CMO Residuals and Support Bonds;

(iv)	Short Sales of securities or maintaining short positions;

(v)	Purchase of any securities on margin;

(vi)	Derivatives;

(vii)	No purchase of Partnership interests (whether publically traded or not);

(viii)	Reverse Repurchase Agreements;

(ix)	Direct Real Estate;

(x)	Securities Lending;

(xi)	Direct leverage of the Portfolio is not permitted;

(xii)	Equities;

(xiii)	Hedging

(xiv)	Private Market investments, including Mezzanine debt and Specialty Direct Lending, each as described in the Investment Management Agreement and Highbridge materials.

(xv)	Securities/investments defined by the Manager as “Less Liquid”

Liquidity: 100% of the Trust Assets will be invested in securities that the Manager, based on its screening and selection process, classifies as “Liquid” securities. A security or other asset generally will be considered “Liquid” if, in connection with an orderly liquidation of a Portfolio's position in the security or asset, the Portfolio can sell the security or asset at approximately the price at which the security or asset was carried on the Portfolio's books within two (2) days and can receive cash within seven (7) days or the normal settlement period for the security or asset, in both cases after adjusting for market movements on the day of sale. Any determination of liquidity as to a particular security or other asset shall be based on all relevant factors including, but not limited to: The frequency of trades and quotes for the security or asset (including any listed or readily tradable security of the same class or issue as the subject security or asset); The number of dealers willing to purchase or sell the security or asset and the number of other potential purchasers or sellers, including a determination by the Manager that the proposed purchase is in an amount that is a readily-tradable round-lot of that particular security or other asset; Any legal or contractual restrictions on the ability to transfer the security or asset; Significant developments involving the issuer or counterparty specifically (e.g., default, bankruptcy, etc.); and Settlement practices, registration procedures, limitations on currency conversion or repatriation, and transfer limitations (for foreign securities or other assets). The Manager will not be permitted to purchase any security or other asset that is not Liquid at the time of purchase, and shall liquidate on an orderly basis any security or other asset in the Portfolio that is no longer deemed Liquid based on the criteria above, provided that if a determination of the Portfolio as a whole of being not Liquid is based on conditions in the securities markets generally, the Manager shall not be required to liquidate the entire Portfolio.

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A-2-

Exhibit B
Investment Guidelines for Collateral Trust Account
Permitted Investments: The Portfolio may only be invested in US Dollar denominated securities, and only in the following investments:

(i)	Cash & Equivalents rated A1/P1, AAA or equivalent, including Money Market funds, Agency Discount Notes, Commercial paper, CDs, Time Deposits, Banker’s Acceptances;

(ii)	US Treasury Bills;

Asset Allocation: The following single issuer limits shall apply on a market value basis, with exception of Money-Market funds and US Treasury Bills, which may be held without limit:

(i)	Maximum of 10% per issuer in Agency Discount Notes, Commercial Paper, CDs, Time Deposits, Banker’s Acceptances.

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B-1-